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
        LAZARD FRERES & CO. LLC                   GOLDMAN, SACHS & CO.
          30 Rockefeller Plaza                       85 Broad Street
        New York, New York 10020                New York, New York 10004
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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
               (AND THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                                AMP INCORPORATED
                                       AT
                              $44.50 NET PER SHARE
                                       BY
                          PMA ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               ALLIEDSIGNAL INC.

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 11, 1998, UNLESS THE OFFER IS EXTENDED.
                                                                 August 10, 1998
To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by PMA Acquisition Corporation, a Delaware corporation (the 'Offeror'), a wholly owned subsidiary of AlliedSignal Inc., a Delaware corporation ('Parent'), to act as financial advisors and Dealer Managers in connection with Offeror's offer to purchase all of the outstanding shares of common stock, without par value (the 'Shares'), and the associated Common Stock Purchase Rights (the 'Rights'), of AMP Incorporated, a Pennsylvania corporation (the 'Company'), at a purchase price of $44.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 10, 1998 (the 'Offer to Purchase'), and in the related Letter of Transmittal (which together constitute the 'Offer') enclosed herewith. Holders of Shares and, if applicable, Rights whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary (as hereinafter defined) on or prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares and, if applicable, Rights according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
     Holders of Shares will be required to tender one Right for each Share tendered to effect a valid tender of a Share. Unless and until the Distribution Date (as defined in Section 8 of the Offer to Purchase) occurs, the Rights are represented by and transferred with the Shares. Accordingly, if the Distribution Date does not occur prior to the Expiration Date of the Offer, a tender of Shares will constitute a tender of the associated Rights. If a Distribution Date has occurred, certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary in order for the Shares to be validly tendered in accordance with the procedures described in
Section 3 of the Offer to Purchase. If a Distribution Date has occurred, a tender of Shares without Rights constitutes an agreement by the tendering shareholder to deliver certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within a period ending on the later of (1) three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery enclosed herewith or (2) three business days after the date certificates for Rights are distributed to shareholders, all as provided in Section 2 of the Offer to Purchase. Offeror reserves the right to require that it receive these certificates prior to accepting Shares for payment. Payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of, among other things, these certificates, if the certificates have been distributed to holders of Shares. Offeror will not pay any additional consideration for the Rights tendered pursuant to the Offer.
     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.


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     THE OFFER IS CONDITIONED UPON THERE BEING VALIDLY TENDERED AND NOT
WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES REPRESENTING AT LEAST A MAJORITY OF ALL OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS. THE OFFER IS ALSO CONDITIONED UPON CERTAIN OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE.
     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:
          1. The Offer to Purchase, dated August 10, 1998.
          2. The Letter of Transmittal to tender Shares and, if applicable, Rights for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares and, if applicable, Rights.
          3. The Notice of Guaranteed Delivery for Shares and, if applicable, Rights to be used to accept the Offer if neither of the two procedures for tendering Shares and, if applicable, Rights set forth in the Offer to Purchase can be completed on a timely basis.
          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares and/or Rights registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.
          5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.
          6. Return envelope addressed to the Depositary.
     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 11, 1998, UNLESS THE OFFER IS EXTENDED.
     In order to accept the Offer, an appropriate duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares and/or Rights and any other documents required by the Letter of Transmittal should be sent to the Depositary and either Share and, if applicable, Rights Certificates representing the tendered Shares and Rights should be delivered to the Depositary, or, in the case of book-entry delivery of Shares or Rights, such Shares or Rights should be tendered by book-entry transfer into the Depositary's account maintained at one of the Book Entry Transfer Facilities (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.
     If holders of Shares and, if applicable, Rights wish to tender, but it is impracticable for them to forward their Share and, if applicable, Rights Certificates or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.
     Offeror will not pay any commissions or fees to any broker, dealer or other person (other than the Dealer Managers and the Information Agent, as described in Offer to Purchase) for soliciting tenders of Shares and/or Rights pursuant to the Offer. Offeror will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Offeror will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares and/or Rights to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.
     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Dealer Managers or the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                             Very truly yours,
                             LAZARD FRERES & CO. LLC        GOLDMAN, SACHS & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, THE OFFEROR, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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